Exhibit 24.1

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Gregory E. Lawton and Michael J. Bailey, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign JohnsonDiversey Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 2, 2004 and any and all amendments thereto, and to file the same, with all exhibits and schedules thereto, and other documents therewith, with the Securities and Exchange Commission, and hereby grants unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of March, 2004.

/S/ GREGORY E. LAWTON	/S/ MICHAEL J. BAILEY

Gregory E. Lawton Chief Executive Officer, President and Director	Michael J. Bailey Vice President, Chief Financial Officer and Treasurer

/S/ S. CURTIS JOHNSON III	/S/ TODD C. BROWN

S. Curtis Johnson III Director and Chairman	Todd C. Brown Director

/S/ IRENE M. ESTEVES	/S/ ROBERT M. HOWE

Irene M. Esteves Director	Robert M. Howe Director

/S/ HELEN JOHNSON-LEIPOLD	/S/ CLIFTON D. LOUIS

Helen Johnson-Leipold Director	Clifton D. Louis Director

/S/ NEAL R. NOTTLESON	/S/ JOHN RICE

Neal R. Nottleson Director	John Rice Director

/S/ RETO WITTWER

Reto Wittwer Director